Exhibit 10.14(b)

SECOND AMENDMENT TO THE
MINERALS TECHNOLOGIES INC. SAVINGS AND INVESTMENT PLAN
(as amended and restated effective as of September 14, 2007, with certain other effective dates)

WHEREAS, pursuant to Section 12.1 of the Minerals Technologies Inc. Savings and Investment Plan, as amended and restated effective as of September 14, 2007, with certain other effective dates (the “Plan”), the Plan Committee may make administrative changes to the Plan so as to conform with statute or regulations; and

WHEREAS, the Committee desires to amend the Plan to comply with the Pension Protection Act of 2006.

NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2008, except as otherwise specified:

1.           Effective January 1, 2007, the last sentence of Section 7.7(b)(i) shall be amended to read as follows:

“However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code (or described in Section 408A of the Code for ‘designated Roth contributions’ (within the meaning of Section 402A of the Code)), or to a qualified trust or to an annuity contract described in Section 403(b) of the Code that provides for separate accounting for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible and, if applicable, as required under Section 402A of the Code.”

2.           Effective January 1, 2007, Section 7.7(b)(ii) shall be amended to read as follows:

“(ii)
Eligible Retirement Plan.  In the case of a distribution to an Employee, former Employee, surviving spouse, or a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code, an eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution.  In the case of an eligible rollover distribution to a non-spouse Beneficiary, an eligible retirement plan is an individual retirement account or an individual retirement annuity, as such terms are defined in the preceding sentence.

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.”

3.           The fourth paragraph of Section 10.1 shall be amended to read as follows:

“Excess Elective Deferrals shall be adjusted for any income or loss up to the end of the Plan Year in which the Elective Deferrals were made.”

4.         Section 10.2(b)(3) shall be amended to read as follows:

“(3)           Determination of Income.  Excess contributions shall be adjusted for any income or loss up to the end of the Plan Year in which the excess contributions were made.”

5.           Section 10.3(b)(3) shall be amended to read as follows;

“(3)           Determination of Income.  Excess aggregate contributions shall be adjusted for an income or loss up to the end of the Plan Year in which the excess aggregate contributions were made.”

IN WITNESS WHEREOF, the Committee has executed this Second Amendment on this 18th day of December, 2009.

COMMITTEE OF THE MINERALS
TECHNOLOGIES INC. SAVINGS
AND INVESTMENT PLAN

BY: /s/ Thomas J. Meek
Thomas J. Meek

BY: /s/ Patricia M. Casey
Patricia M. Casey

BY: /s/ John A. Sorel
John A. Sorel